                                               ANALYSTS/INVESTORS:
                                                                                                                                                                                                                                                    Brian J. Radecki
                                                                                                                                                                                                                                                                                                                            Chief Financial Officer
                                                                                                                                                                                                                                                                                                                            (202) 336-6920
                                                                                                                                                                                                                                                                                                                            bradecki@costar.com

                                                                                                                                                                                                                                                                                                                            MEDIA:
                                                                                                                                                                                                                                                                                                                            Chris Macke
                                                                                                                                                                                                                                                                                                                            Senior Real Estate Strategist
                                                                                                                                                                                                                                                                                                                            (202) 346-6723
                                                                                                                                                                                                                                                                                                                            cmacke@costar.com

CoStar Group, Inc. Announces Third Quarter 2010 Results

Improvement in U.S. Office Vacancy Rate Signals Onset of Market Recovery;
Company Posts $57.1 Million in Quarterly Revenue, Strongest Organic Sales Since the First Quarter of 2008

WASHINGTON, DC – October 20, 2010 – CoStar Group, Inc. (NASDAQ: CSGP), the number one provider of information, marketing and analytic services to the commercial real estate industry, announced continued strong revenue during the third quarter of 2010, with quarterly revenue totaling $57.1 million.  Quarterly organic revenue increased $1.3 million compared to revenue of $55.8 million in the second quarter of 2010.

The majority of the quarterly revenue growth was driven by net new sales of CoStar’s core subscription-based information services coupled with consistently high renewal rates. During the third quarter of 2010, the Company’s 12-month trailing renewal rate for subscription-based services increased to 90%, the highest level since the second quarter of 2008.  Subscription-based revenue accounted for approximately 94% of the Company's total revenue in the third quarter of 2010.

Net income for the quarter ended September 30, 2010 was up slightly to $3.4 million, or $0.16 per diluted share, compared to net income of $3.3 million, or $0.16 per diluted share, for the quarter ended June 30, 2010.  As of September 30, 2010, the Company had $232.0 million in cash, cash equivalents, short-term and long-term investment, and no long-term debt.

Year 2009-2010 Quarterly Results - Unaudited
(in millions, except per share data)
	2009				2010
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Revenues	$51.4	$50.1	$53.6	$54.6	$55.1	$55.8	$57.1
EBITDA	14.4	11.6	10.6	9.9	8.8	7.8	9.4
Net income	6.1	4.6	4.3	3.6	2.9	3.3	3.4
Net income per share - diluted	0.31	0.24	0.22	0.18	0.14	0.16	0.16
Weighted average outstanding shares - diluted	19.6	19.6	20.1	20.4	20.6	20.6	20.7

The U.S. commercial real estate market reached an important turning point during the third quarter of 2010 as the national office vacancy and availability rates declined for the first time in three years.

“The decline in the U.S. office vacancy rate along with two consecutive quarters of increasing positive net absorption provides a clear sign that the commercial real estate economy has entered an initial recovery phase,” said CoStar Group Founder and CEO Andrew Florance.

“In this improving environment, we posted quarterly revenue of $57.1 million, the largest quarterly organic revenue increase since the first quarter of 2008," stated Florance. "In addition, our strong results for the quarter included continued high customer renewal rates, an increase in our average contract value, and an increase in net new subscribers.”

“Commercial brokerage firms in particular have been very active recently, and we continue to see strong demand from this core subscriber base as leasing activity increases,” said Florance. “Many of these firms have added users or subscribed to additional services and markets, including one of our largest clients, Grubb & Ellis, which signed a major contract extension for additional services during the third quarter.”

The Company also continued to generate strong sales during the quarter from investors, banks and other financial services firms, driven by increased demand for CoStar’s information products coupled with cross-selling opportunities with CoStar’s wholly owned subsidiary Property and Portfolio Research (PPR).

“Historically, CoStar has increased revenue growth after vacancy rates peak and begin to decline,” Florance noted. “Given this strong correlation with our business, we expect continued strong sales to accompany a sustained recovery, and believe our business is well positioned for revenue and earnings growth.”

Adjusted EBITDA (defined below) for the quarter ended September 30, 2010 was $13.8 million or 24.1% of revenue, an increase of $0.5 million, compared to Adjusted EBITDA of $13.3 million or 23.9% of revenue for the quarter ended June 30, 2010. EBITDA (defined below) for the quarter ended September 30, 2010 was $9.4 million, compared to EBITDA of $7.8 million for the quarter ended June 30, 2010. EBITDA for the quarter ended September 30, 2010 includes approximately $1.3 million of costs related to the transition of the Company's new corporate headquarters to Washington, D.C., a lease restructuring charge of approximately $1.3 million related to the consolidation of the Company's three Boston offices, and equity compensation costs of approximately $1.8 million.

2010 OUTLOOK

“For the fourth quarter of 2010, we expect approximately $57.1 million to $58.1 million in revenues,” stated CoStar Group Chief Financial Officer Brian J. Radecki.  “In addition, for the full year of 2010, we are increasing our expected revenue range to approximately $225.1 million to $226.1 million. We are again raising the high end of our annual revenue guidance by approximately $2.0 million, as we did last quarter, based on strong demand for our services and continued improvement in our 12-month trailing renewal rate,” said Radecki.

For the fourth quarter of 2010, the Company expects GAAP net income per diluted share of approximately $0.15 to $0.18 and non-GAAP net income per diluted share (defined below) of approximately $0.28 to $0.32.  The Company’s fourth quarter 2010 outlook includes approximately $0.3 to $0.5 million of costs related to the transition of the Company’s new corporate headquarters to Washington, D.C. and equity compensation costs of approximately $2.5 million to $2.7 million. “For the full year of 2010, we expect GAAP net income per diluted share of approximately $0.61 to $0.64 and non-GAAP net income per diluted share of approximately $1.20 to $1.24,” said Radecki.

The Company expects its fourth quarter tax rate to be approximately 49% and its annual tax rate for 2010 to be approximately 44%.

The preceding forward-looking statements reflect CoStar’s expectations as of October 20, 2010, including forward-looking non-GAAP financial measures. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, restructuring, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. The Company does not intend to update its forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Non-GAAP Financial Measures

For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition-related costs, (iii) restructuring charges and related costs, (iv) costs related to the acquisition and transition of the Company’s corporate headquarters, and (v) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group, Inc. before (i) purchase amortization and other related costs, (ii) stock-based compensation expense, (iii) acquisition-related costs, (iv) restructuring charges and related costs, (v) costs related to the acquisition and transition of the Company’s corporate headquarters, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at Non-GAAP net income. We assume a 40% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share is a non-GAAP financial measure that represents Non-GAAP net income divided by the number of diluted shares outstanding for the period used in the calculation of GAAP net income per diluted share.

Earnings Conference Call

Management will conduct a conference call to discuss earnings results for the third quarter ended September 30, 2010, and the company’s outlook for the fourth quarter at 11:00 a.m. ET on Thursday, October 21, 2010. The audio portion of the conference call will be broadcast live over the Internet at http://www.costar.com/investors.aspx. To join the conference call by telephone, please dial (800) 553-5260 (from the United States and Canada) or (612) 332-0718 (from all other countries) and refer to conference code 173086. An audio recording of the conference call will be available approximately one hour after the live call concludes and remain available for a period of time following the call. To access the recorded call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 173086. The webcast replay will also be available in the Investors section of CoStar's web site for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Revenues	$57,144	$53,590	$168,075	$155,024
Cost of revenues	20,762	19,149	62,322	52,787
Gross margin	36,382	34,441	105,753	102,237

Operating expenses:
Selling and marketing	13,017	11,630	38,526	30,542
Software development	4,249	3,454	12,569	9,697
General and administrative	12,441	11,564	37,168	33,585
Purchase amortization	540	842	1,762	2,530
	30,247	27,490	90,025	76,354

Income from operations	6,135	6,951	15,728	25,883
Interest and other income, net	156	263	590	1,027
Income before income taxes	6,291	7,214	16,318	26,910
Income tax expense, net	2,909	2,889	6,796	11,863
Net income	$3,382	$4,325	$9,522	$15,047

Net income per share - basic	$0.17	$0.22	$0.47	$0.77
Net income per share - diluted	$0.16	$0.22	$0.46	$0.76

Weighted average outstanding shares - basic	20,328	19,868	20,309	19,628
Weighted average outstanding shares - diluted	20,688	20,084	20,677	19,749

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Net income	$3,382	$4,325	$9,522	$15,047
Income tax expense, net	2,909	2,889	6,796	11,863
Income before income taxes	6,291	7,214	16,318	26,910
Purchase amortization and other related costs	867	1,501	2,904	4,171
Stock-based compensation expense	1,781	2,041	5,727	5,167
Acquisition related costs	-	465	-	465
Restructuring and related costs	1,281	161	1,384	745
Headquarters acquisition and transition related costs *	1,260	-	2,417	-
Settlements and Impairments	-	-	2,825	-
Non-GAAP Income before income taxes	11,480	11,382	31,575	37,458
Assumed rate for income tax expense, net **	40%	40%	40%	40%
Assumed provision for income tax expense, net	(4,592)	(4,553)	(12,630)	(14,983)
Non-GAAP Net Income	$6,888	$6,829	$18,945	$22,475

Net Income per share - diluted	$0.16	$0.22	$0.46	$0.76
Non-GAAP Net Income per share - diluted	$0.33	$0.34	$0.92	$1.14

Weighted average outstanding shares - diluted	20,688	20,084	20,677	19,749

* Includes no building depreciation for the three months ended September 30, 2010, and approximately $459,000 for the nine months ended September 30, 2010.
** A 40% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009

Net income	$3,382	$4,325	$9,522	$15,047
Purchase amortization in cost of revenues	327	659	1,142	1,641
Purchase amortization in operating expenses	540	842	1,762	2,530
Depreciation and other amortization	2,440	2,107	7,357	6,571
Interest income, net	(156)	(263)	(590)	(1,027)
Income tax expense, net	2,909	2,889	6,796	11,863
EBITDA	$9,442	$10,559	$25,989	$36,625
Stock-based compensation expense	1,781	2,041	5,727	5,167
Acquisition related costs	-	465	-	465
Restructuring and related costs	1,281	161	1,384	745
Headquarters acquisition and transition related costs ***	1,260	-	1,958	-
Settlements and Impairments	-	-	2,825	-
Adjusted EBITDA	$13,764	$13,226	$37,883	$43,002

*** Includes no building depreciation for the three months ended September 30, 2010, and does not include approximately $459,000 for the nine months ended September 30, 2010.

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$195,358	$205,786
Short-term investments	7,265	20,188
Accounts receivable, net	13,673	12,855
Deferred income taxes	4,463	3,450
Prepaid and other current assets	5,718	5,128
Total current assets	226,477	247,407

Long-term investments	29,349	29,724
Deferred income taxes	3,984	1,978
Fixed assets, net	64,973	19,162
Goodwill	80,134	80,321
Intangible and other assets, net	19,965	23,390
Deposits and other assets	3,017	2,597
Total assets	$427,899	$404,579

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$33,488	$28,907
Deferred revenue	16,251	14,840
Total current liabilities	49,739	43,747

Income taxes payable	1,882	1,826

Stockholders' equity	376,278	359,006
Total liabilities and stockholders' equity	$427,899	$404,579

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2010	2009	2010	2009
Revenues
United States	$52,622	$48,807	$154,777	$141,590
International
External customers	4,522	4,783	13,298	13,434
Intersegment revenue *	299	308	990	308
Total international revenue	4,821	5,091	14,288	13,742
Intersegment eliminations	(299)	(308)	(990)	(308)
Total Revenues	$57,144	$53,590	$168,075	$155,024

EBITDA
United States	$9,507	$10,646	$29,092	$37,202
International **	(65)	(87)	(3,103)	(577)
Total EBITDA	$9,442	$10,559	$25,989	$36,625

* Intersegment revenue is attributable to services performed by Property and Portfolio Research Ltd., a wholly owned subsidiary of Property and Portfolio Research, Inc. (PPR), for PPR. Intersegment revenue is recorded at what the Company believes approximates fair value. U.S. EBITDA includes a corresponding cost for the services performed by Property and Portfolio Research Ltd. for PPR.

** International EBITDA includes a corporate allocation of approximately $100,000 and $200,000 for the three months ended September 30, 2010 and 2009, respectively, and approximately $400,000 and $300,000 for the nine months ended September 30, 2010 and 2009, respectively.

Reconciliation of Non-GAAP Financial Measures with 2009-2010 Quarterly Results - Unaudited
(in millions)
	2009				2010
	Q1	Q2	Q3	Q4	Q1	Q2	Q3

Net income	$6.1	$4.6	$4.3	$3.6	$2.9	$3.3	$3.4
Purchase amortization	1.4	1.2	1.5	1.6	1.2	0.8	0.9
Depreciation and other amortization	2.2	2.2	2.1	2.3	2.4	2.5	2.4
Interest income, net	(0.4)	(0.3)	(0.2)	(0.2)	(0.2)	(0.2)	(0.2)
Income tax expense, net	5.1	3.9	2.9	2.6	2.5	1.4	2.9
EBITDA	$14.4	$11.6	$10.6	$9.9	$8.8	$7.8	$9.4

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
(in thousands, except per share data)
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended December 31, 2010		Ended December 31, 2010
	Low	High	Low	High

Net income	$3,100	$3,700	$12,600	$13,200
Income tax expense, net	2,978	3,555	9,800	10,371
Income before income taxes	6,078	7,255	22,400	23,571
Purchase amortization and other related costs	830	830	3,750	3,750
Stock-based compensation expense	2,550	2,650	8,300	8,400
Acquisition related costs	-	-	-	-
Restructuring and related costs	-	-	1,384	1,384
Headquarters acquisition and transition related costs	300	450	2,700	2,900
Settlements and Impairments	-	-	2,825	2,825
Non-GAAP Income before income taxes	9,758	11,185	41,359	42,830
Assumed rate for income tax expense, net *	40%	40%	40%	40%
Assumed provision for income tax expense, net	(3,903)	(4,474)	(16,544)	(17,132)
Non-GAAP Net Income	$5,855	$6,711	$24,815	$25,698

Net Income per share - diluted	$0.15	$0.18	$0.61	$0.64
Non-GAAP Net Income per share - diluted	$0.28	$0.32	$1.20	$1.24

Weighted average outstanding shares - diluted	20,750	20,750	20,650	20,650

* A 40% tax rate is assumed in order to approximate the Company's long-term effective corporate tax rate.

About CoStar Group, Inc.

CoStar Group, Inc. (Nasdaq:CSGP) is the number one provider of information, marketing and analytic services to commercial real estate professionals in the United States as well as the United Kingdom. CoStar's suite of services offers customers access via the Internet to the most comprehensive database of commercial real estate information throughout the U.S. as well as in the United Kingdom and France. Headquartered in Washington, D.C., CoStar has approximately 1,500 people working for the company worldwide, including the largest professional research organization in the industry. For more information, visit http://www.costar.com.

###

This news release includes "forward-looking statements" including, without limitation, statements regarding CoStar's expectations, beliefs, intentions or strategies regarding the future. These statements are subject to many risks and uncertainties that could cause actual results to differ materially from these statements. More information about potential factors that could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to, those stated in CoStar's filings from time to time with the Securities and Exchange Commission, including CoStar's Form 10-K for the year ended December 31, 2009, and CoStar’s Form 10-Q for the quarter ended June 30, 2010, under the heading "Risk Factors."  In addition to these statements, there can be no assurance that the company’s renewal rates, and net new sales, average contract value and net new subscriber numbers will continue at the current rate; that the commercial real estate economy will continue to improve; that the market will continue to experience lower office vacancy and availability rates and increasing positive net absorption; that revenues will continue to grow in improving market conditions; that demand for CoStar's commercial real estate information will continue to track the improvement in leasing activity; that demand and sales to commercial brokerage firms, investors, banks and other financial services firms will continue at the current rate; that the company will experience continued strong sales or revenue and earnings growth in a sustained recovery period; that revenues for the fourth quarter of 2010 and full year 2010 will be as stated in this press release; that GAAP and non-GAAP net income per diluted share for the fourth quarter of 2010 and full year 2010 will be as stated in this press release; and that CoStar's effective corporate tax rates will be as assumed in this press release.  All forward-looking statements are based on information available to CoStar on the date hereof, and CoStar assumes no obligation to update such statements.